UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 8, 2010

UniTek Global Services, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-28579 (Commission File Number)	75-2233445 (IRS Employer Identification No.)

1777 Sentry Parkway West, Blue Bell, PA (Address of Principal Executive Offices)	19422 (Zip Code)

Registrant’s telephone number, including area code:  (267) 464-1700

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment ofCertain Officers; Compensatory Arrangements of Certain Officers.

On July 8, 2010, UniTek Global Services, Inc. (the “Company”), entered into that certain Amendment No. 2 to Employment Agreement (the “Amendment”) with Michael S. Guerriero (“Mr. Guerriero”), the Chief Operating Officer of BCI Communications, Inc. (“BCI”), which amends that certain Employment Agreement dated June 30, 2009, as amended by that certain Amendment No. 1 to Employment Agreement, dated January 27, 2010 (the “Employment Agreement”).

Pursuant to the terms and conditions of the Amendment, Mr. Guerriero resigned from all of his positions of employment with the Company and any of its affiliates effective as of the close of business on July 12, 2010 (the “Resignation Date”).  Beginning with the first applicable payroll after June 30, 2010 and for twelve months thereafter (the “Severance Period”), Mr. Guerriero will receive severance payments equal to one year of salary, paid ratably over the Severance Period in accordance with the Company’s normal payroll practices, including applicable withholdings.

The Amendment also changed the definition of “Competition” and “Competing Business” in the Employment Agreement such that Mr. Guerriero is not permitted to perform certain activities for companies in the same line of business as BCI for a period of twelve months following the Resignation Date.

The Amendment included a release whereby Mr. Guerriero has waived all claims against the Company and all of its subsidiaries, including BCI.

The Amendment is filed as Exhibit 99.1 to this report and the terms thereof are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)           Exhibits

99.1	Amendment No. 2 to Employment Agreement, dated as of July 8, 2010, by and between UniTek Global Services, Inc. and Michael S. Guerriero

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITEK GLOBAL SERVICES , INC.

Date: July 9, 2010	By:	/s/ Ronald J. Lejman
Ronald J. Lejman
Chief Financial Officer and Treasurer